Exhibit 10.5
                                                                    ------------



                 AMENDED GROUND LEASE FOR WIND PARK DEVELOPMENT

                      ON THE ROONEY RANCH, ALAMEDA COUNTY

                                 BY AND BETWEEN

                            THE CITY OF SANTA CLARA

                                      AND

                               ZOND SYSTEMS, INC.






                                                                       10/25/85

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

TITLE                                                                         1
ARTICLE        I  Definitions                                                 2
              II  Lease of Premises                                           5
             III  Lease Term                                                  6
              IV  Rent                                                        8
               V  Use of Premises                                            11
              VI  Construction by Leassee; Ownership of Improvements         12
             VII  Taxes, Assessments & Other Charges                         18
            VIII  Insurance to be maintained by Lessee; Indemnification      23
              IX  Lessor's Support of Project                                27
   "           X  Lessor's Option to Purchase Project                        29
              XI  Damage of Destructionof Improvements                       30
   "         XII  Assignment, Subletting and Mortgaging                      31
   "        XIII  Default and Remedies                                       38
   "         XIV  Lessor's General Protective Provisions                     45
              XV  General Provisions                                         48
   "         XVI  Arbitration                                                53
   "        XVII  Execution, Recording and Incorporation                     54

APPENDIX       A  Approved Wind Energy Conversion Systems, (WECS)            A-1
               B  Buyout Terms                                               B-1

EXHIBIT                       1  Premises Description                   Exh. 1-1
                              2  Premises Map                                2-1

10/25/85


                 AMENDED GROUND LEASE FOR WIND PARK DEVELOPMENT

                      ON THE ROONEY RANCH, ALAMEDA COUNTY


     THIS GROUND LEASE AGREEMENT, is made and entered into this 29th day of
                                                                ----
October, 1985, by and between the City of Santa Clara, a California
-------     -
municipal corporation (hereinafter "Lessor") and Zond Systems, Inc., a California Corporation (hereinafter "Lessee").

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                                    ARTICLE

                                  DEFINITIONS

                                [Page illegible]


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           Lease Month - A calendar month commencing on the first month
           -----------
following the execution of this lease by Lessor.

           Lease Year - A calendar year commencing on January the first of the
           ----------
calendar year following the execution of this lease by Lessor.

     1.10. Leasehold Mortgage - The term "leasehold mortgage" means a mortgage
           ------------------
of Lessee's leasehold interest under this lease, and includes a deed of trust conveying Lessee's leasehold interest under this lease as security for a construction loan or loans or "take out" loans or loans to finance construction or purchase of the Project to be erected on the Premises.

     1.11. Leasehold Mortgagee - The term "leasehold mortgagee" means the holder
           -------------------
of the Leasehold Mortgage under this lease, and includes any beneficiary under a deed of trust conveying Lessee's leasehold interest under this lease as aforesaid. MW - Megawatt MWH - Megawatthour

     1.14. PG&E - Pacific Gas and Electric Company.
           ----

           Power Collection System - The WECS and their electrical support
           -----------------------
facilities including the interconnection line and its support facilities up to but not including Lessor's main breaker at the Interconnection Facilities.

     1.16. Premises - The land, including such rights of Lessor in and to
           --------
adjoining streets, roads, rights of way and easements necessary to operate and maintain the Project, which land is commonly known as the Rooney Ranch and described more particularly in Exhibit "1" and depicted in Exhibit "2", each of which is attached hereto and made a part hereof by reference.

     1.17. Project - The windpark facility located on the Premises utilizing the
           -------
approved WECS listed in Appendix "A", attached hereto and made a part hereof by reference, designed to generate at least 25,000 MWH's per year, and any appurtenances thereto, including, but not limited to the Power Collection System and Interconnection Facilities.

The Project may be designed to generate less than 25,000 MWH's per year only with the prior written approval of Lessor.

     1.18  Wind Energy Conversion Systems, (WECS) - The wind turbine generators
           -------------------------------------
utilized in the Project, including towers and all attached individual control and support equipment as provided by the manufacturer.

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                                   ARTICLE II

                                LEASE OF PREMISE

     2.1  Lease of Premises
          -----------------

     Lessor, for and in consideration of the rents, covenants and conditions herein contained to be kept, performed, and observed by Lessee, does lease and demise to Lessee and Lessee does rent and accept from Lessor the Premises.

                                  ARTICLE III

                                   LEASE TERM

     3.1. Commencement and Expiration Dates
          ---------------------------------

     The term of this lease shall commence on the date of execution of this lease by Lessor in compliance with Section 714 of Lessor's City Charter and unless sooner terminated as provided herein, shall extend for a period of twenty
(20) years from the date the last wind turbine generator is placed-in-service (as defined for purposes of claiming the Federal investment and energy tax credits in effect as of the date of this Lease), but not later than March 6, 2006, unless Lessor shall have exercised the option to purchase the Project set forth in Article X below.

     Renewals
     --------

     This lease may be renewed by mutual consent of the Lessee and Lessor provided, however renewal of this lease shall not extend beyond the term prescribed by law. Lessor may, at its option, grant Lessee the right to operate the Project at the expiration of the term set forth in Section 3.1 for an additional ten (10) years subject to and in accordance with the terms and conditions of this Lease. Lessee shall be under no obligation to accept the City's offer to extend the term of this Lease.

     3.3. Holdover
          --------

     If Lessee shall holdover after the expiration of the primary term hereof or any extension or renewal thereof such tenancy shall be from month to month on all the terms, covenants and conditions of this lease.

          Termination by Lessee
          ----------------------

     (a) Lessee may terminate this lease without liability to Lessor for further cost, expenses or damages within ninety (90) days of the execution of this lease by Lessor, if Lessee is unable to establish a Maximum Rate of Delivery and Minimum Development Agreement (Agreement) with PGandE pursuant to 9.1(c) which is acceptable to Lessee.

     (b) If, during the first three (3) years of this lease, significant changes in the tax laws or significant changes in the treatment of small power producers impairs the ability of, Lessee to finance the construction of Project improvements, Lessee may terminate this lease without liability to Lessor for further cost, expenses or damages, subject to the rights of any assignee, sublessee or leasehold mortgagee hereunder.

     (c) Lessee may terminate this lease anytime after three (3) years from the commencement of the term upon twelve (12) month's advance written notice to Lessor, provided, however, that Lessee shall pay to Lessor, on or before the effective date of such termination, a sum equal to the Minimum Rent otherwise payable for two (2) Lease Years following said effective date. Upon payment of said compensation, and compliance with sections 6.5(b) or (c), and provided that Lessee has otherwise complied with the provisions of this Lease, Lessee shall not be Liable to Lessor for further cost, expenses or damages.

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                                   ARTICLE IV

                                      RENT


          Minimum Rent
          ------------

     Lessee covenants and agrees to pay to Lessor, at Lessor's address set forth in Section 15.14 hereof or at such place or to such person as Lessor may designate in writing by notice to Lessee, as and for annual rental hereunder, payments in an amount equal to the Minimum Rent for such Lease Year as set forth in the following schedule.

     Lease Years               Minimum Rent
     -----------               ------------

                               $15,200
     2nd through 5th           $34,960    Plus an annual escalation of 10%
     6th through 9th           $89,680    Plus an annual escalation of 10%
     10th through 12th         $218,880   Plus an annual  escalation of 7.5%
     13th through 30th         $367,840   Plus an annual escalation of 7.5%

     Said rent is due and payable on or before the first day of each and every Lease Year, provided that the first such payment shall be due within ninety (90) days after the execution of this agreement by Lessor.

     4.2  Percentage Rent
          ---------------

     In addition to the Minimum Rent, Lessee covenants and agrees to pay to Lessor on or before March 1 of each Lease Year, at Lessor's address set forth in
Section 15.14 hereof or at such place or to such person as Lessor may designate in writing by notice to Lessee, as and for additional rental hereunder, the amount by which the Percentage of Gross Revenues set forth below exceeds the Minimum Rent for the preceding Lease Year.

          Lease Years          Percentage of Gross Revenues
          -----------          ----------------------------
          1st through 10th                 5.0%
          11th through 15th                10.0%
          15th and beyond                  13.0%

     If electric power produced by the Project is used by Lessee in any other facility owned, leased or operated by Lessee, or sold to others, the percentage rental due hereunder shall be computed as if all such power so consumed had been sold to PG&E at the rates for electric power paid by such company to owners of projects of the same or similar size as that constructed by Lessee during the period of such use or sale of Project power.

     4.3. Certified Statement of Additional Rent
          --------------------------------------

     Within sixty (60) days after the last day of each and every Lease Year, Lessee shall submit to Lessor a detailed statement of Gross Revenues for such Lease Year, together with a computation of the percentage rent payable to Lessor for such Lease Year and shall furnish to Lessor a statement, duly certified by a reputable Certified Public Accountant licensed to practice in the State of California who is actively engaged in the practice of his profession, setting forth the Gross Revenues made in or from the Project during the entire Lease Year. Said statement shall also indicate that said Certified Public Accountant is familiar with the provisions of this lease and whether his examination has disclosed any default in any payments required to be made hereunder.

     4.4. Delinquency in Rental Payment; Collection of Rents
          --------------------------------------------------

     The failure of Lessee to pay the Minimum Rent or Percentage Rent by the due date shall constitute a default. In the event that Lessee fails to pay the applicable Minimum Rent or Percentage Rent on or before the due date, in addition to any other remedy provided by this lease, Lessee shall pay Lessor the delinquent rent and interest on the total delinquent rent at the annual rate of two percent (2%) over the Bank of America prime rate existing on the due date, from the date of first delinquency to the date the rent is received by Lessor. It is the intent of this provision that Lessor shall be compensated by such additional sums for loss resulting from rental delinquency including costs incurred by Lessor for servicing the delinquent account. Lessor, at its option, may waive any such delinquency compensation required herein, upon written application of Lessee.

     4.5. Books and Records of Lessee
          ---------------------------

     Lessee covenants that there will be kept in respect to the business transacted in or from the Project, full and accurate accounts, books, records and other pertinent data showing its financial operations, and that said books and records will be preserved for a period of five (5) years after the end of the Lease Year to which such items pertain. Lessee agrees that such books and records in any event will adhere to generally accepted principles of accounting and will be sufficient and adequate in detail to show all receipts and Gross Revenues for operations conducted on the Premises. It is agreed that Lessor shall have the right to examine, in a reasonable manner, during regular business hours at the main accounting office of Lessee, all books and records of Lessee in any way pertaining to business transacted in or from the Premises.

     Lessee represents that its main accounting off ice will be kept and maintained at:

                               Zond Systems, Inc.
                              112 S. Curry Street
                          Tehachapi, California 93561

and that the books and records as aforesaid will be kept and maintained in said office; and Lessee agrees to notify Lessor if said books and records are to be kept at any other place. Lessor may also examine at the Premises such sales reports or other records as may be maintained by Lessee or any sublessee at the Premises in respect to gross sales or business transacted during the period of time such reports or records are kept in the Premises.

     4.6. Net Lease
          ---------

     Lessor and Lessee agree that the annual rent herein shall be paid without notice or demand, and without setoff, counterclaim, abatement, deferment, suspension, deduction or defense except as otherwise expressly provided by the terms of this lease.

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                                   ARTICLE V

                                USE OF PREMISES

     5.1. Primary Use
          -----------

     Lessee shall have the right to use the Premises only for the purpose of constructing and operating the Project and any additional wind energy developments and shall carry on no other activities other than those which are reasonably necessary for the construction, operation, maintenance, repair, restoration, and removal of the Project and any additional wind energy developments.

     5.2. Signs
          -----

     Lessee shall have the right to erect and maintain upon the Project and the Premises only such signs as relate to the Project and any improvements constructed hereunder, and only in accordance with applicable zoning and building codes. No other signs, billboards, or other advertising may be erected upon the Premises without the prior written consent of Lessor.

     5.3  Lessor's Use of Premises
          ------------------------

     Lessor specifically reserves the right to use or to lease or otherwise permit the use of the Premise by others for any purpose or use; provided, however, that no such use shall interfere with the operation of the Project and any additional wind energy developments by Lessee, or interfere with the speed or direction of the wind.

     5.4  Lessee's Use of Roads
          ---------------------

     While using Lessor's roads on the Premises, Lessee shall close, latch and lock all gates which are necessary to open in order to reach the Premises. Lessee shall promptly repair any damage to the roads caused by Lessee's use thereof.

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                                   ARTICLE VI

                CONSTRUCTION BY LESSEE; OWNERSHIP OF IMPROVEMENTS


     6.1. Lessee's Right to Construct - General Conditions
          ------------------------------------------------

     Lessee shall have the right, during the term of this lease, to erect, maintain, alter, remodel, reconstruct, rebuild, replace, and renew the Project and any additional wind energy developments on the Premises, provided, however, that such improvements shall be built in accordance with all applicable state laws and local zoning, building and electrical codes, and shall be constructed in workmanlike manner in accordance with the requirements of all Governmental Approvals. All necessary Governmental Approvals shall be obtained by Lessee at Lessee's sole expense. Lessor shall cooperate with Lessee in completing and executing necessary documents in order to allow Lessee to comply with the provisions of this article.

         Prerequisites to the Start of Construction
         ------------------------------------------

     No construction shall be commenced on the Premises unless the following shall have first occurred:

     (a) Lessee, at Lessee's expense, shall have obtained all necessary Governmental Approvals or other permits necessary for the start of construction and satisfactory evidence of such has been received by the Lessor.

     Lessee shall have furnished to Lessor a Project Manual, which shall contain a copy of all documentation, drawings and specifications submitted in connection with all Government Approvals, or furnished by equipment manufacturers, contractors or subcontractors of the Project. Any material modification to the foregoing shall promptly be submitted to Lessor as an amendment to the Project Manual. Lessor's Director of Electric Utility will issue a letter of acceptance notifying Lessee of acceptance of the Project Manual by Lessor.

     (c) Lessee shall have furnished to Lessor comprehensive general liability and property damage insurance, with contractual liability endorsement, insuring the indemnity hereinafter set forth, with combined single limits of not less than Five Million Dollars ($5,000,000) for any one accident or occurrence, the contract or contracts of insurance providing such coverage to be subject to the approval of Lessor. The requirements set forth may be satisfied by Lessee arranging for Lessor to be named as an additional named insured on policies of insurance to be purchased by Lessee, provided that such policies shall be subject to the approval of Lessor. Any policy of liability insurance furnished herein must insure Lessor against any liability it may incur to the public and/or its employees as result of the use of the Premises by Lessee, for the operations thereon of any contractor or subcontractor working for Lessee. Any such insurance shall be primary and not contributing, and no policy or policies of insurance maintained by Lessor shall be subject to any claim for any liability arising out of an occurrence covered by the insurance required herein. Lessee agrees that such policies of insurance will contain waivers of any right of subrogation against Lessor to the extent permitted by law.

     (d) Lessee shall have delivered to Lessor satisfactory proof that worker's compensation insurance has been procured to cover all persons employed in connection with the construction of the Project.

     (e) Lessee shall have furnished to Lessor a written contract for the sale of the Project output.

     (f) Lessor shall respond to requests for approvals required by this Section
6.2 within thirty (30) days of receipt of written request therefore.

     6.3. Due Diligence
          -------------

     Lessee shall commence and complete the Project in accordance with the Agreement as described in paragraph 9.1(c) or so as to allow Lessor and Lessee to maintain the Transmission Capacity allocation described in paragraphs 9.1(b) and 9.1(c), subject, however, to unavoidable delays, as described in paragraph
15.5 of this lease.

     6.4. As-built Drawings
          -----------------

     Upon completion of construction of the Project, or any alterations thereof, Lessee agrees to furnish to Lessor a complete set of "as-built drawings" for all improvements constructed by, or for, Lessee on the Premises at no expense to Lessor.

     6.5. Lessee's Ownership of Improvements and Fixtures
          -----------------------------------------------

     (a) Except as (herein) otherwise provided, and subject to Lessor's option to purchase the Project, it is expressly understood and agreed that any and all buildings, improvements, fixtures, machinery and equipment of whatsoever nature at any time constructed, placed or maintained upon any part of the Premises shall be and remain the property of Lessee or its sublessees, assignees, grantees or successors in interest as their interests may appear.

     (b) Subject to Section 6.5 (c) and assuming Lessor has not exercised its option pursuant to Section 10, Lessee shall, upon the expiration or termination of this lease, without further notice, deliver up to Lessor the possession of the Premises and shall, within a reasonable time thereafter, not exceeding nine
(9) months, remove all Project improvements and restore said Premises to the general appearance which existed at the time Lessee took possession provided, however, that Lessee shall not hereby be obligated to reconstruct any structure or improvements existing upon the Premises at the commencement date and provided Lessee shall not be required to remove concrete foundations and other ground level or below ground improvements, although Lessee shall cause at least 18" of earth to be placed on top of all cement platforms, foundations, anchors and other similar improvements not removed by Lessee. Upon the failure or refusal of Lessee to remove from the Premises all WECS, buildings, structures and other personal property belonging to Lessee, Lessor may remove the Project WECS from the Premises, together with any buildings, structures and other personal property owned by Lessee, and Lessor may also restore the Premises to the general appearance which existed at the time Lessee took possession, all at the expense of Lessee, which expense Lessee agrees to pay Lessor upon demand.

     (c) As an alternative to Section 6.5(b), Lessee may, with the consent of Lessor, leave all structures and improvements on the Premises and shall also deliver to Lessor or turn over to Lessor, all spare parts designated for the WECS on the Premises, instruction manuals, and other personal property of Lessee which is used in the operation of the Project and located on or about the

Premises. Lessee shall also, turn over to Lessor nonexclusive use rights, and access as necessary, to use the Interconnection Facilities, including transmission lines and substation, being used by Lessee for delivery of electrical power generated by the Project. Lessee shall not be obligated to deliver greater rights to the Interconnection Facilities than Lessee holds at the time. Lessee shall also assign and deliver to Lessor, to the extent permitted by their terms and the governing agencies or contracting parties, all permits, licenses, governmental approvals and other interests, real or personal, necessary to operate the Project, together with a nonexclusive royalty-free license under any applicable patents held by Lessee, to the extent necessary to permit Lessor to own and operate the Project.

     6.6. Annual Report
          -------------

     Within seventy-five (75) days after the last day of each and every Lease Year hereunder, Lessee shall provide to Lessor the following technical information:

     6.6.1 Meteorological
           --------------

     (a)   A log containing:

           1) Monthly summary tables of hourly average wind speed data showing in addition time of day averages, daily averages and peak hourly averages. Also included will be the computed energy pattern factor and wind power density at the measured air density for the month.

           2) Monthly wind frequency distribution summary in 32 bins (2 mph interval).

           3) Monthly wind direction summary in 16 direction bins.

           4) Monthly summary of hourly air density values calculated from measured hourly air temperature and air pressure averages.

           5) Analog recording of wind speed to be used as backup and informal, occasional interpolation of data between hourly averages.

     (b)   An annual report containing:

           1) Annual summaries of al, a2 and a3 above.


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


           2) Correlation coefficients between meteorological stations.

           3) Wind shear analysis for one 100 foot meteorological tower.

     6.6.2 System
           ------

     a)    Monthly production report showing by turbine:

           1) Location

           2) Type (including model and tower height)

           3) kWh for month

           4) WTG availability

           5) Gross availability

           6) Capacity factor

           7) Feeder number

     b)    Average and total values of parameters above.

     c) Sampled power curves taken for 1% of the number of turbines in the array and additional curves taken for turbines agreed by both parties to be suspect with regard to performance based upon lower than expected production.

     6.7   Documentation
           -------------

     Lessee shall maintain on site and provide access to Lessor a complete copy of the Project Manual, as-built drawings and Project revisions.

     6.8   Lessor's Right to Monitor Project
           ---------------------------------

     The Lessor or its agent may, with reasonable advance notice to Lessee, monitor various system performance factors, such as meteorological and WECS power output, at its cost during the term of this lease or any renewal thereof. Lessor shall conduct its monitoring so as not to adversely affect Lessee's operations of the WECS.

     6.9   Confidentiality
           ---------------

     The parties hereto acknowledge that Lessor is a local agency and subject to provisions of the California Public Records Act (Government Codes Sections 6250 et seq.). In the event that Lessee contends that any information disclosed or required to be disclosed by Lessee pursuant to this lease consitutes a "trade secret" or is otherwise exempt from disclosure under said California Public Records Act, Lessee shall clearly identify such documents before transmitting the same to Lessor. Lessor shall thereafter, to the extent permitted by law, exercise its best efforts to prevent the disclosure of such documents to third persons without the prior written consent of Lessee.

     In the event that any claim or action is filed against Lessor pursuant to the Public Records Act seeking the disclosure of any records or documents provided by Lessee hereunder, Lessor shall notify Lessee in writing of such fact and Lessee shall thereupon defend, save harmless and indemnify Lessor from all costs and expense in connection with said claim or litigation, including attorney's fees, and agrees to abide by the final decision of a court of competent jurisdiction in connection therewith.

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                                  ARTICLE VII

                      TAXES, ASSESSMENTS AND OTHER CHARGES

     7.1   Utilities
           ---------

     Lessee agrees to pay or cause to be paid, as and when they become due and payable, all charges for water, gas, light, heat, telephone, electricity and other utility and communication services rendered or used on or about the Premises by Lessee or its assigns at all times during the term of this lease.

     7.2   Impositions (Including Taxes and Assessments); Payment Generally
           ----------------------------------------------------------------

     Lessee agrees to pay or cause to be paid, as and when they become due and payable, and before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all taxes, assessments, franchises, excises, license and permit fees, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time during the term of this lease may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on: (1) the Premises; (2) the rent and income received by Lessee from subtenants, guests or others for the use or occupation of the Premises and the improvements thereon; or (3) this transaction or any document to which Lessee is a party, creating or transferring an interest or estate in the Premises. All such taxes, franchises, excises, license and permit fees, and other governmental levies and charges shall hereinafter be referred to as "Impositions", and any of the same shall hereinafter be referred to as an "Imposition". Any Imposition relating to a fiscal period of the taxing authority, a part of which period is included within the term of this lease and a part of which is included in a period of time before commencement or after the expiration of the term of this lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon, become a lien upon the Premises, or shall become payable, during the term of this Lease) be adjusted between Lessor and Lessee as of the commencement or expiration of the term of this lease, so that Lessee shall pay that portion of such Imposition which that part of such fiscal period included in the period of time within of the term of this lease bears to such fiscal period, and Lessor shall pay the remainder thereof; Lessee shall not be entitled to receive any apportionment, if Lessee shall be in default in the performance of any of Lessee's covenants and agreements as provided in this lease.

     7.3   Payment of Impositions in Installments
           --------------------------------------

     If, by law, any Imposition may at the option of the payer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments as may become due during the term of this lease as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto; provided, however, that the amount of all installments of any such Imposition which will be the responsibility of Lessee pursuant to Section 7.2 hereinabove, and which are to become due and payable after the expiration of the term of this lease, shall be deposited with Lessor for such payment on the date which shall be one (1) year immediately prior to the date of such expiration.

     7.4   Lessor's Right to Cure
           ----------------------

     If Lessee, in violation of the provisions of this lease, shall fail to pay and to discharge any Imposition, Lessor may (but shall not be obligated to) pay or discharge it, and the amount paid by Lessor and the amount of all costs, expenses, interest and penalties connected therewith, including attorney fees, together with interest at the rate of two percent (2%) over the Bank of America prime rate on the date payment is made by Lessor, shall be deemed to be and shall be payable by Lessee as additional rent and shall be reimbursed to Lessor by Lessee on demand, provided that Lessee shall have failed to pay such Imposition within five (5) days after written notice from Lessor of its intention to pay.

     7.5   Tax Receipts
           ------------

     Lessee shall furnish to Lessor, within forty-five (45) days after the date when any


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                                [Page illegible]

                                     [page #19]
insure the payment of such Imposition to prevent any sale, foreclosure or forfeiture of the Premises or any part thereof, by reason of such nonpayment. In the event of any such contest and the final determination thereof adversely to Lessee, Lessee shall, before any fine, interest, penalty or cost may be added thereto for nonpayment thereof, pay fully and discharge the amounts involved in or affected by such contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may result from any such contest by Lessee and, after such payment and discharge by Lessee, Lessor will promptly return to Lessee such security as Lessor shall have received in connection with such contest.

     Lessor shall cooperate reasonably in any such contest permitted by this
Section 7.7, and shall execute any documents or pleadings reasonably required for such purpose. Any such proceedings to contest the validity or amount of Imposition or to recover back any Imposition paid by Lessee shall be prosecuted by Lessee at Lessee's sole cost and expense; and Lessee shall indemnify and save harmless Lessor against any and all loss, cost or expense of any kind, including, but not limited to, reasonable attorneys' fees and expenses, which may be imposed upon or incurred by Lessor in connection therewith.

          Notice of Possessory Interest; Payment of Taxes and Assessments on
          ------------------------------------------------------------------
          Value of Entire Premises
          ------------------------

     In accordance with California Revenue and Taxation Code Section 107.6(a), Lessor states that by entering into this lease, a possessory interest subject to property taxes may be created. Lessee, or any other party in whom the possessory interest is vested, may be subject to the payment of property taxes levied on such interest.

          Other Liens

     Lessee shall not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any such lien, encumbrance or charge on the Premises or the Project, or any part thereof arising out of Lessee's activities on the Premises, or Lessee's interest therein, or the rent, or other sums payable by Lessee under this lease. Lessee shall notify Lessor promptly of any lien or encumbrance which has been created on or attached to the Premises or the Project, or to Lessee's leasehold estate therein, whether by act of Lessee or otherwise. The existence of any mechanic's, laborer's, materialmen's, supplier's or vendor's lien, or any right in respect thereof, shall not constitute a violation of this paragraph 7.9 if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen.

                                  ARTICLE VIII

             INSURANCE TO BE MAINTAINED BY LESSEE; INDEMNIFICATION

     8.1. Hazard Insurance
          ----------------

     At all times, Lessee shall maintain or cause to be maintained the insurance below described for the mutual benefit of Lessor and Lessee against the following risk:

     (a) Loss or damage by fire and such other risks as may be embraced within the insurance Services Office's standard form of "all risk" coverage insurance from time to time available, insuring the full replacement cost of the Project, together with any buildings and other improvements from time to time erected on the Premises. Lessee agrees that for any new improvement to be constructed by Lessee (or any improvements in replacement thereof) the coverage upon completion of the improvement shall be in an amount not less than the construction value of the improvement.

     (b) Such other insurance in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are commonly insured against by owners or operators of wind parks in the case of premises similarly situated with due regard to the type of installation, its construction and its use and occupancy.

     8.2. Liability Insurance
          -------------------

     Lessee shall also maintain at all times comprehensive general liability insurance, with contractual liability endorsement insuring the indemnity hereinafter set forth, for the mutual benefit of Lessor and Lessee against claims for personal injury or death or property damage in or about the Premises with such limits as may reasonably be requested by Lessor, but not less than combined single limits of Five Million Dollars ($5,000,000) in the event of bodily injury or death of any number of persons in any one accident, and including broad form property damage coverage. The limits of said policy shall be increased from time to time to meet changed circumstances, including, but not limited to, changes in purchasing power of the dollar and changes indicated by the course of plaintiff's verdicts in personal injury actions in the Superior

Courts of the State of California, and if the parties are unable to agree on the amount by which such limits are to be increased, the controversy shall be resolved by arbitration under the procedure for arbitration set forth in Article XVI hereof. Lessor may not request a change in the limits of the policy as above provided for more often than once in any five (5) year period. All such insurance shall be primary insurance, and the policies shall provide that any right of subrogation against Lessor is waived. Lessor shall be named as an additional insured in said policy.

     8.3. Worker's Compensation Insurance
          -------------------------------

     Lessee shall also maintain worker's compensation insurance covering all persons employed by it in the conduct of its business on the Premises.

     8.4  Systems Performance Insurance
          -----------------------------

     Lessee shall also obtain and maintain for five (5) years coverage for the wind turbine generators installed by Lessee on the Premises under Lessee's current Blanket Performance and Resource Policy provided by California Union Insurance Company (Policy No. ZPM017468) or such other insurance substantially similar thereto.

     8.5. Deposit of Policies
          -------------------

     (a) All policies shall name Lessor and Lessee as the insureds as their respective interests may appear, but shall be subject, nevertheless, to loss payee provisions and provisions relative to disposition of insurance proceeds stated below in this Article VIII.

     (b) All insurance shall be effected by valid and enforceable policies issued by insurers of responsibility and licensed to do business in the State of California, such responsibility and the insuring agreements to meet with the reasonable approval of Lessor. Copies of all policies of insurance required under this Article VIII, together with certificates attesting to their issuance, shall be delivered to Lessor. Prior to the expiration date of any policy, a copy of the original renewal policy for such insurance shall be delivered by Lessee to Lessor together with a certificate attesting to the issuance thereof. To the extent obtainable, all such policies shall contain agreements by the insurers that (i) no act or omission by Lessee shall impair or affect the rights of the insureds to receive and collect the proceeds of the policy, (ii) such policy shall not be cancelled except upon thirty (30) days prior written notice to each named insured and loss payee, and (iii) the coverage afforded thereby shall not be affected by the performance of any work in or about the Premises. In addition, all policies shall contain endorsements that the rights of the assured to receive and collect proceeds shall not be diminished because of any additional insurance carried by Lessee or Lessor on their own accounts.

          Inclusion of Mortgagee as Insured
          ---------------------------------

     The following provisions shall govern the policies described in Section 8.1 (Hazard Insurance):

     (a) Subject to the provisions hereinafter set forth in this section, the policies shall also provide, if required by either party hereto, for any loss to be payable to any Leasehold Mortgagee as the respective interest of such party may appear, pursuant to standard mortgagee clause or endorsement, provided, however, that such Leasehold Mortgagee must agree that any insurance proceeds received by such party shall be made available for restoration of the improvements, or equivalent improvements, to at least the condition of said improvements prior to the casualty giving rise to the payment of such proceeds to said lender. The loss shall be adjusted with the insurance companies by Lessee, except that in case of any particular casualty resulting in damage or destruction exceeding One Hundred Thousand Dollars ($100,000) in the aggregate, no adjustment shall be made with the insurance companies without prior approval of Lessor, which approval shall not be unreasonably withheld, unless the Leasehold Mortgagee shall have approved the amount of the adjustment, in which event Lessor's prior approval shall not be required.

          The loss shall be payable (i) in the case of any particular casualty resulting in a loss payment not exceeding One Hundred Thousand Dollars ($100,000) to Lessee, or (ii) in the case of any particular casualty resulting in a loss payment in excess of One Hundred Thousand Dollars ($100,000) to the

Leasehold Mortgagee, or if there be none, to bank or trust company or title insurance company providing construction disbursement services, as insurance trustee designated by Lessee, but subject to the approval of Lessor, which approval shall not be unreasonably withheld, in a notice given to the insurance companies and to Lessor promptly following the occurrence of the casualty, which bank or trust company or title insurance company shall be licensed to do business as an escrow holder in the State of California. All policies of the kind aforesaid shall expressly provide that loss thereunder shall be adjusted and paid as required by the terms hereof.

     (c) Insurance proceeds on hazard insurance desposited with such trustee shall be used solely for the purposes set forth in Article XI hereof.

     8.7. Indemnification
          ---------------

     Lessee agrees to investigate, defend, indemnify and hold Lessor harmless from and against any and all loss, damage, liability, claims, demands, detriments, costs, charges and expense (including attorney's fees) and causes of action of whatsoever character which Lessor may incur, sustain or be subjected to on account of Lessee's proposed use or Lessee's use of the Premises or on account of Lessee having entered into any contract, sublease, Leasehold Mortgage or other agreement of whatsoever character having to do with or involving the Premises, or on account of loss or damage to property or loss of use thereof, or for bodily injury to or death of any persons (including, but not limited to employees, subcontractors, agents and invitees of each party hereto) arising out of or in any way connected with the work to be performed or occupancy, operation, maintenance, enjoyment or use of the Premises by Lessee under this Lease and arising from any cause whatsoever, to the extent that such is not in conflict with California Civil Code Section 2782.

                                   ARTICLE IX

                          LESSOR'S SUPPORT OF PROJECT

     9.   Interconnection Facilities; Transmission Capacity
          -------------------------------------------------

          Unless otherwise agreed by the parties in writing, Lessee, its grantees, assignees or transferees shall construct, own, operate and maintain the Interconnection Facilities for the Project. These Interconnection Facilities shall include the following: poles, guys, anchors, cables, electrical conductors, conduits, markers, protection and relay equipment, step-up transformer, breakers, and any other appurtenances thereof required to construct a transmission line from a nearby PG&E connection point through a site step-up transformer and substation including, and electric power revenue metering equipment which must be installed on the Lessee's Power Collection System in accordance with PG&E specifications. The purpose of the Interconnection Facilities is to connect the Lessee's Power Collection System to the local PG&E grid. Lessee shall inform Lessor prior to start of construction of the proposed location of said Interconnection Facilities.

     (b) The parties hereto understand and agree that there is presently insufficient capacity in the PGandE transmission system to accommodate the proposed Project. Lessor agrees that it will take all actions reasonably necessary to acquire an allocation of transmission capacity necessary to accommodate the Project, not exceeding a maximum of nineteen (19) MW, including the payment of a pro rata portion of the costs associated with a proposed upgrade of PgandE's 60kv Herdlyn-Livermore transmission line. Lessor further agrees to assign such capacity rights to Lessee during the term of this lease and to execute such documents as may be necessary to effectuate said assignment

          The Parties agree that if actual or announced delays in the November, 1985, on-line date for the availability for use by the Project of at least 19 MW of usable transmission line capacity on the Herdlyn-Livermore 60 kV transmission line should jeopardize the ability of Lessee to finance the Project, said event shall entitle Lessee, at Lessee's sole option, either 1) to extend for a reasonable time the Date of Initial Commercial Operation and Lessee's obligation to interconnect a total of 19 megawatts of capacity by January 31, 1986 and delay Lessee's minimum rental obligations until the date the line is available or 2) to terminate this Ground Lease Agreement for those portions of the Premises which are not yet under development by Lessee, its assignees or sublesseees on 60 days' notice to Lessor without further liability or expense to Lessee. Lessee, its assignees or sublessees shall be entitled to an abatement of minimum rents prorated on the basis of MW actually installed compared to the anticipated Project size of 19 MW.

     (c) The Parties understand that PGandE will shortly propose an Agreement which will entitle Lessor and Lessee, as Lessor's assignee of its rights (but not the duty to pay for the necessary improvements), to obtain and maintain rights in up to 19 MW of capacity on the Herdlyn-Livermore 60kV Transmission Line. Lessor and Lessee agree that Lessee shall have 90 days after the date Lessor executes this lease in which to execute a satisfactory Agreement with PGandE. Lessee agrees, upon execution of such Agreement, that the maintenance of the rights for up to 19 MW of capacity on the Herdlyn-Livermore 6OkV Transmission Line shall be an additional term of this lease.

                                   ARTICLE X

                      LESSOR'S OPTION TO PURCHASE PROJECT

     10.1.  Lessor's Option to Purchase Project
            -----------------------------------

     On the last day of any Lease Year ("Purchase Date") following the first thirteen (13) Lease Years, Lessor shall have the option to purchase the Project from Lessee on the terms contained in the Buy-out Terms set forth in Appendix "B" attached hereto and made a part hereof by reference, and on all other terms and conditions contained herein.

     10.2.   Manner of Exercise of Lessor's Option to Purchase
             -------------------------------------------------

     Lessor shall exercise the option described in paragraph 10.1 above by delivering written notice to Lessee of its intent at least one hundred eighty
(180) days prior to said Purchase Date. Lessee shall transfer title to the Project, in an "as is where is" condition, to Lessor on the Purchase Date free and clear of all liens and encumbrances, together with all rights under this lease, and shall contemporaneously cause the transfer of all permits, licenses, Governmental approvals or other interests whether real or personal, necessary to operate the Project, and shall transfer to Lessor a nonexclusive royalty-free license under any applicable patent to the extent necessary to permit Lessor to own and operate the Project. In the event of the exercise of said option by Lessor, the leashold obligations of Lessee not relating to Lessor's option to purchase hereunder shall terminate as of the Purchase Date and thereafter this lease shall be of no further force or effect. Nothing herein shall be construed to be a waiver of any liability Lessee may incur to Lessor for damage to the Premises or the Project caused in whole or in part by the negligence or willful conduct of Lessee, its agents, employees, subcontractors, or sublessees. Any action arising out of a claim for neglegence or willful conduct must be commenced within one year of the date of transfer of title.

                                   ARTICLE XI

                     DAMAGE OR DESTRUCTION OF IMPROVEMENTS

           Lessee's Duty to Repair
           -----------------------

     If the Project, or any portion thereof, or any building or improvement at any time on the Premises shall be damaged or destroyed by any cause for which insurance is required under section 8.1 above, during the Lease Term, Lessee shall either, (a) With reasonable promptness repair and replace the same, or construct an equivalent Project, together with any building or buildings, at its expense, to at least the condition existing immediately prior to such damage or destruction, and shall do so, even though the proceeds of any insurance policies covering the loss shall be insufficient to reimburse Lessee therefore; provided, however, that if such proceeds of insurance are more than sufficient to pay the cost of any such rebuilding, Lessee shall- be entitled to receive any surplus; or (b) exercise its option to terminate this lease pursuant to Section 3.

1.2. No Abatement of Rent
     --------------------

     Lessee shall not be entitled to any abatement of rent, nor shall its obligations under this lease be suspended or terminated during the term hereof, notwithstanding any destruction or damage to the Project or any improvements on the Premises by any cause for which insurance is required under section 8.1 above, excepting the active negligence or intentional misconduct of Lessor.

                                  ARTICLE XII

                     ASSIGNMENT, SUBLETTING AND MORTGAGING

     12.  Assignment by Lessee
          --------------------

     (a) Except as otherwise expressly provided herein, this lease may not be otherwise assigned by Lessee nor any sublease hereunder be granted without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

     (b) An increase in market value of the Premises or the Project or a desire to use the Premises for other purposes or a desire to increase the rent shall not be grounds for withholding consent.

     (c) Lessee may assign, sublet or otherwise transfer (including by the grant of easements or licenses) this lease, any or all right or interest in this lease, and any or all right or interest in the Premises or any of the Project, without the consent of Lessor: (i) in connection with the financing of the Project or the financing of any other activities permitted by Lessor; or (ii) to a corporation now or hereafter organized in which Lessor or any affiliated company owns at least fifty-one percent (51%) of all outstanding shares of stock; or (iii) to a partnership now or hereafter organized, a general partner of which is Lessee or any affiliated company or a partnership or corporation in which Lessee or any affiliated company owns at least fifty-one percent (51%) of all outstanding partnership interests or shares of stock; or (iv) to a corporation, partnership or other entity that acquires Lessee by merger, consolidation or other means; or (v) to any person or entity in the wind power/conversion business, for the purpose of constructing and or operating all or part of the project or any additional wind turbines on the Premises provided that additional rent based on Gross Revenues from electricity generated and sold (Percentage Rent) is paid to Lessor on the basis of the percentage schedule in
Section 4.2.

     (d) Notwithstanding any other provision of this Lease, Lessee, in its sole discretion and without further act of Lessor, shall have, during the term hereof, the right to grant, in connection with the exercise of Lessee's other rights under this lease, an easement to any utility ("Utility") granting to such Utility rights to construct, operate and maintain electric transmission facilities, pursuant to a standard form of easement required by the Utility provided that any monetary compensation or the equivalent to be paid by Utility thereunder shall be paid to Lessor, and provided further that any such rights shall terminate upon the termination of this Lease.

     (e) This lease shall run with the Premises; and this lease shall inure to the benefit of and be binding upon Lessor and Lessee and their respective permitted transferees, successors and assigns, and all persons claiming under them.

     (f) No assignment or sublease shall be valid unless there is delivered to Lessor (i) a signed duplicate original of the documentation; (ii) a short form (or full original) signed and notarized for recording (or a recorder-stamped copy indicating recording); and (iii) a duplicate original of the instrument of assumption, in the case of a full assignment, showing full assumption by the transferee.

12.2. Mortgage of Leasehold Interest
      ------------------------------

      (a) Lessee or its assignees, sublessees, grantees or transferees shall have the right, at any time and from time to time during the term of this Lease, to encumber the leasehold estate created by this lease by a Leasehold Mortgage.

      (b) If Lessee shall have granted any Leasehold Mortgage and if a Leasehold Mortgagee shall have given to Lessor a notice ("Leasehold Mortgagee's Notice") specifying the name and address of the Leasehold Mortgagee, Lessor shall give to the Leasehold Mortgagee a copy of any and all notices from time to time given to Lessee by Lessor (including, without limitation, any notice of default) at the same time as and whenever any such notice shall thereafter be given by Lessor to Lessee, addressed to such Leasehold Mortgagee at the address last furnished to Lessor. No such notice of any kind by Lessor shall be deemed to have been given to Lessee unless and until a copy thereof shall have been so given to the Leasehold Mortgagee.

      (c) In the case of any notice of default given by Lessor to Lessee, the Leasehold Mortgagee shall thereupon have the same concurrent grace periods as are given Lessee for remedying a default or causing it to be remedied, plus, in each case, an additional period of thirty (30) days after the expiration thereof or after Lessor has served such notice of default upon Leasehold Mortgagee, whichever is later. Provided that all monetary obligations of Lessee under this lease shall be duly performed, these grace periods shall be extended as set forth in the respective circumstances below.

           (i) In those instances which reasonably require the Leasehold Mortgagee to be in possession of the Premises to cure any default by Lessee, the time therein allowed Leasehold Mortgagee to cure any default by Lessee shall be deemed extended to include the period of time required by said Leasehold Mortgagee to obtain such possession with due diligence, and

          (ii) In those instances in which Leasehold Mortgagee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Lessee from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the time herein allowed Leasehold Mortgagee to prosecute such foreclosure or other proceeding shall be extended for the period of such prohibition.

     (d) Leasehold Mortgagee shall, without prejudice to its rights against Lessee, without payment of any penalty to Lessor and within the period and as otherwise provided herein, have the right, but not the obligation, to pay all of the rents due hereunder, to effect any insurance, to pay any taxes and assessments, to make any repairs and improvements, to do any other act or thing required of Lessee hereunder or which may be necessary and proper to be done in the performance and observance of the agreements, covenants and conditions hereof, to remedy any default of Lessee or cause the same to be remedied, to acquire Lessee's leasehold estate or to commence foreclosure or other appropriate proceedings. For such purposes Lessor and Lessee hereby authorize

Leasehold Mortgagee to enter upon the Premises and to exercise any of Lessee's rights and powers under this lease, and, subject to the provisions of this lease, under the Leasehold Mortgage. Lessor accept performance by the Leasehold Mortgagee of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee. Nothing contained in Section 12.2(c) to the contrary, provided that all monetary obligations of Lessee shall be duly performed, no default by Lessee shall be deemed to exist and this Lease shall not be terminated by Lessor so long as the Leasehold Mortgagee shall, in good faith, have commenced to rectify any claimed default or to exercise its rights to acquire the leasehold interest of Lessee or commence foreclosure or other appropriate proceedings, and to prosecute the same to completion with diligence and continuity; provided, however, that the Leasehold Mortgagee shall not be required to continue such foreclosure proceedings if such default to cured.

     (e) From and after receiving the Leasehold Mortgagee's Notice, neither Lessor nor Lessee shall cancel, terminate, surrender, modify or amend this Lease in any respect without the prior written consent of the Leasehold Mortgagee. No Leasehold Mortgagee shall become liable under the provisions of this lease, unless and until such time becomes, and then only for so long as it remains, the owner of the leasehold estate, and such liability shall be limited to the insurance required to be carried hereunder and to its interest in the Premises.

     (f) Foreclosure of a Leasehold Mortgage, or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in the Leasehold Mortgage, or conveyance of the Leasehold estate created hereby from Lessee to Leasehold Mortgagee through, or in lieu of, foreclosure or other appropriate proceedings in the nature thereof, shall not require the consent of Lessor nor shall it constitute a breach of any provision of or a default under this Lease, and upon such foreclosure, sale or conveyance Lessor shall recognize Leasehold Mortgagee, or any other foreclosure sale purchaser, as Lessee hereunder.

     (g) If a Leasehold Mortgagee shall acquire Lessee's interest in this lease as a result of a sale under said Leasehold Mortgage pursuant to a power of sale contained therein, pursuant to a judgment of foreclosure, through any transfer in lieu of foreclosure, or through settlement of or arising out of any pending or contemplated foreclosure action, or in the event Leasehold Mortgagee becomes Lessee under this lease or any new lease obtained pursuant to Section 12.1(h) below, such Leasehold Mortgagee's right thereafter to assign or transfer this lease or such new lease shall not be subject to any restriction. In the event Leasehold Mortgagee subsequently assigns or transfers its interest under this lease after acquiring the same by foreclosure or deed in lieu of foreclosure or subsequently assigns or transfers its interest under any new lease obtained pursuant to Section 12.2(h), and in connection with any such assignment or transfer Leasehold Mortgagee takes back a mortgage or deed of trust encumbering such leasehold interest to secure a portion of the purchase price given to Leasehold Mortgagee for such assignment or transfer, then such mortgage or deed of trust shall be considered a Leasehold Mortgage as contemplated under this
Section 12.2 and Leasehold Mortgagee shall be entitled to receive the benefit of the holder of a Leasehold Mortgage. Any purchaser at a foreclosure sale, other than a Leasehold Mortgagee, must assume this lease and it shall have no right in respect to the Premises unless it so assumes and delivers original of the assumption agreement (to be executed in form for recording) within ten (10) days after such purchaser acquires title to the Lessee's interest in this lease.

     (h) In the event that this lease is terminated by Lessor on account of a default (and provided that an unsatisfied Leasehold Mortgage stands of record) or in the event Lessee's interest under this lease shall be sold, assigned or transferred pursuant to the exercise of any remedy of the Leasehold Mortgagee, or pursuant to judicial or other proceedings, Lessor shall, upon written request by Leasehold Mortgagee given within sixty (60) days after such termination, immediately execute and deliver a new lease of the Premises to Leasehold Mortgagee or its nominee, Purchase, assignee or transferee, upon written request by such person or entity given within sixty (60) days after such termination, sale, assignment, or transfer for the remainder of the lease term with the same agreements, covenants and conditions (except for any requirements which have been fulfilled by Lessee prior to termination) as are contained herein and with priority equal to that hereof; provided, however, that Leasehold Mortgagee shall promptly cure any default of Lessee susceptible to cure by Leasehold Mortgagee, and provided further that if more than one Leasehold Mortgagee requests such new lease, the Leasehold Mortgagee holding the most senior Leasehold Mortgage shall prevail. Upon execution and delivery of such new lease, Lessor shall cooperate with the new lessee, at the expense of the said new Lessee, in taking such action as shall be necessary to cancel and discharge this lease and remove Lessee named herein from the Premises. In such event the ownership of the improvements shall be deemed to have been transferred directly to such transferee of Lessee's interest in this lease and the provisions of Sections 6.5 and 14.2 hereof causing such improvements to become the property of Lessor in the event of termination of this lease shall be ineffective as applied to any such termination. Lessor shall, at no expense to Lessor, execute such deed or other instrument of conveyance as may be necessary for fee simple title to the improvements, but not the Premises, to be insured in such transferee of Lessee's interest.

     12.3  Leasehold Mortgagee Protection
           ------------------------------

     Lessor shall cooperate with Lessee, and any assignee or sublessee of Lessee in including in this lease by suitable amendment from time to time any provisions which may reasonably be requested by any proposed Leasehold Mortgagee for the purpose of allowing such Leasehold Mortgagee reasonable means to protect or preserve the lien of the Leasehold Mortgagee and to substitute Leasehold Mortgagee for Lessee on the occurrence of a default under the terms of this lease. Lessor and Lessee each agree to execute and deliver and to acknowledge, if necessary, for recording purposes any agreement necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect the term or rent under this lease nor otherwise in any material respect adversely affect any rights of Lessee or Lessor under this lease.

     12.4. Notice of Arbitration; Right to Participate
           -------------------------------------------

     In any circumstance where arbitration is provided under this lease, Lessor agrees that Lessor will give a Leasehold Mortgagee, who shall have given Lessor a Leasehold Mortgagee's Notice, notice of demand by Lessor for any arbitration, and Lessor will recognize any such Leasehold Mortgagee, in the order of their priority if there is more than one, as a proper party to participate in the arbitration if Lessee falls to do so, whether such failure is in the matter of designating arbitrators or otherwise.

12.5 Non-disturbance of Partial Assignee
     -----------------------------------

     In the event that this lease is terminated by the Lessor on account of a default, and all or a portion of the Premises have been previously sold, assigned, transferred by easement or otherwise or sublet pursuant to Section 12.1, Lessor shall, upon written request by such purchaser, assignee, transferee or grantee or sublessee, given within 60 days after such termination, immediately execute and deliver a new lease of the portion of the Premises purchased, assigned or sublet, for the remainder of the lease term, with the same agreements, covenants and conditions (except for any requirements that have been fulfilled by Lessee prior to termination) as are contained herein (except minimum rents will be pro rated on the basis of MW actually installed compared to 19 MW) and with priority equal to that hereof as to the portion purchased, assigned or sublet by said purchaser, assignee, transferee or grantee or sublessee, provided however that purchaser, assignee, transferee or grantee or sublessee shall promptly cure any default of Lessee susceptible to cure by such purchaser, assignee, transferee or grantee or sublessee as to that portion of the Premises under said purchasers, assignees or sublessees control. Upon execution and delivery of such new lease, Lessor shall cooperate with the new Lessee at the expense of said new Lessee in taking such action as may be necessary to cancel and discharge this lease and remove Lessee's name herein from the portion of the Premises purchased, assigned or sublet.

                                  ARTICLE XIII

                              DEFAULT AND REMEDIES

     13.1. Events of Default
           -----------------

     Each of the following events shall be a default by Lessee and a breach of this lease:

     (a) Failure to maintain the capacity allocation pursuant to 9.1(b) and 9.1(c) or to achieve commercial operation, as defined in Section 1.2 of this lease, within two (2) years of the execution of this lease by Lessor.

     (b) Abandonment or surrender of the Premises or of the leasehold estate, or failure or refusal to pay to Lessor when due any installment or rent or any other sum when required by this lease to be paid or to perform as required or conditioned by any other covenant or condition of this lease,

     (c) The subjection of any right or interest of Lessee to attachment, execution, or other levy, or to seizure under legal process, if not released within thirty (30) days; provided that the foreclosure of any Leasehold Mortgage permitted by provisions of this lease shall not be construed as a default within the meaning of this Article.

     (d) The appointment of a receiver to take possession of the Premises or Project improvements, or of Lessee's interest in the leasehold estate or of Lessee's operations on the Premises for any reason, including but not limited to assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings, but not including receivership (i) pursuant to administration of the estate of any deceased or incompetent Lessee or of any deceased or incompetent individual member of any Lessee, or (ii) pursuant to any Leasehold Mortgage permitted by provisions of this Lease relating to purchase or construction of improvements.

     (e) An assignment by Lessee for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Lessee under any law for the purpose of adjudicating Lessee a bankrupt; or for extending time for payment, adjustment or satisfaction of Lessee's liability; or for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceeding, and all consequent orders, adjudications, custodies and supervisions are dismissed, vacated or otherwise permanently stayed or terminated within ninety (90) days after the assignment, filing or other initial event.

     (f) Failure to post any mechanic's or materialmen's lien release bond or policy of insurance when required. Failure of Lessee or its agents, assigns, or sublessees to operate the Project in accordance with sound utility practices.

     13.2. Notice as Precondition to Lessor's Remedies
           -------------------------------------------

     As a precondition to pursuing any remedy for an alleged default by Lessee, Lessor shall, before pursuing any remedy, give notice of default to Lessee and to all of Lessee's assignees, purchasers, transferees, sublessees, grantees and Leasehold Mortgagees whose names and addresses were previously given to lessor in a notice or notices from Lessee or any Leasehold Mortgagees stating that the notice was for the purpose of notice under this provision. Each notice of default shall specify in detail the alleged event of default and the intended remedy.

           Lessee's Right to Cure Defaults
           -------------------------------

     If the alleged default is nonpayment of rent, taxes, or other sums to be paid by Lessee as provided in Article IV on rent, or elsewhere in this lease directed to be paid as rent, Lessee shall have thirty (30) days after notice is given by Lessor to cure any default. Lessee shall promptly and diligently after the notice, commence curing any other default and diligently pursue the cure to completion.

     13.4. Rights of Subtenants; Nondisturbance Clause
           -------------------------------------------

     Any assignee, purchaser, transferee or grantee or sublessee of all or a portion of the Premises shall have the right, at its election, to cure a curable default of this lease or under any leasehold mortgage then existing under the provisions of this lease relating to the purchase, construction, operation and maintenance of improvements. If any such assignee, purchaser, transferee, grantee or sublessee cures all defaults that are existing on said assignee's, purchaser's, transferee's, grantee's or sublessee's, portion of the Premises, or if all then existing defaults are noncurable, on that assignee's, purchaser's, transferee's, grantee's or sublessee's portion of the Premises, their possession shall not be disturbed by Lessor or by any Leasehold Mortgagee as long as (i) the assignee, purchaser, transferee, grantee or sublessee performs according to his assignment or sublease provisions; (ii) the assignee, purchaser, transferee, grantee or sublessee attorns to Lessor and leasehold mortgagee according to their respective interests; and (iii) subsequent defaults are cured as in the above provisions or are not curable as to that portion of the Premises under such assignees, purchasers, transferee, grantee of sublessees possession and control.

     13.5. Lessor's Remedies
           -----------------

     If any default by Lessee shall continue uncured, following notice of default as required by the lease, for the period applicable to the default under the lease, Lessor shall have the following remedies in addition to all other rights and remedies provided by law or equity, to which Lessor may resort cumulatively or in the alternative; all subject to the limitation, however, that no person or entity granted interests in the Project or Premises by Lessee in accordance with the provisions of this Lease shall be disturbed or their rights to any part of the Project or the Premises in any way affected.

     (a) Lessor may at Lessor's election, terminate this lease by giving Lessee notice of termination. On the giving of the notice, all Lessee's rights in the Premises and in the Project shall terminate. Promptly after notice of termination, Lessee shall surrender and vacate the Premises and all improvements in good condition, and Lessor may reenter and take possesion of the Premises and all remaining improvements and eject all parties in possession or eject some and not others or eject none. Termination under this Paragraph shall not relieve Lessee from the payment of any sums then due to Lessor from any claim or damages previously accrued or then accruing against Lessee.

     (b) Lessor may, at Lessor's election, reenter the Premises, and, without terminating this lease, and at any time and from time to time relet the Premises or improvements or any part or parts of them for the account and in the name of Lessee or otherwise. Lessor may at Lessor's election reject all persons or eject some and not others or eject none provided that no subtenant qualifying under nondisturbance provisions of this lease shall be ejected. Lessor shall apply all rents from reletting as in the provision on assignment of subrents hereinafter set forth. Any reletting may be for the remainder of the Lease Term or for a longer or shorter period. Lessor may execute any leases made under this provision either in Lessor's name or in Lessee's name and shall be entitled to all rents from the use, operation, or occupancy of the Premises or improvements or both. Lessee shall nevertheless pay to Lessor on the due date specified in this lease the equivalent of all sums required of Lessee under this lease, plus Lessor's expenses, less the avails of any reletting or attornment. No act by or on behalf of Lessor under this provision shall constitute a termination of this lease unless Lessor gives Lessee notice of termination.

          Lessor may at Lessor's election use Lessee's personal property and trade fixtures or any of such property and fixtures located on the Premises without compensation and without liability for use or damage, or store them for the account and at the cost of Lessee. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time.

          Lessor may, at Lessor's sole election, require Lessee to demolish and remove any improvements constructed upon the Premises, all at Lessee's sole expense. Should Lessee fail or refuse to so remove any improvements constructed upon the Premises, Lessor may arrange for such demolition and removal at the expense of Lessee. Lessee covenants and agrees to pay any amount incurred by Lessor for such demolition and removal within ten (10) days of receipt of written demand therefore from Lessor. Such removal shall include, but is not limited to, removal of all wind turbines, guy wires, guy wire anchors, tower foundations, transmission collection system, control panel cabinets, and control cabinet foundations, fencing and structures. Additionally, Lessee shall restore the site to its original general appearance. Lessee may leave in place all foundations, roads, rights of way, trails, pads, guy wire anchors, and any underground improvements with no obligation to Lessor provided that any foundations, pads or guy wire anchors are backfilled to a depth of 18 inches. In removing improvements, Lessee shall comply with Lessor's reasonable requirements regarding the resultant appearance.

     (e)  Lessor, which is hereby granted the right provided by Civil Code section 1951.4, shall be entitled at Lessor's election to each installment of rent or to any combination of any installments for any period before termination, plus interest at the rate of ten percent (10%) per year from the due date of each installment. Lessor shall make reasonable efforts to mitigate Lessee's liability under this provision.

     (f) In the event that Lessor terminates Lessee's right to possession because of a breach of this lease, this lease shall thereupon terminate and upon such termination, Lessor may recover from Lessee:

          (i) the worth at the time of award of the unpaid rent (including charges equivalent to rent) which had been earned at the time of termination,

          (ii) the worth at the time of award of the amount by which the unpaid rent (including charges equivalent to rent) which would have beert earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, the worth at the time of the award of the amount by which the unpaid rent (including charges equivalent to rent) for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided;

                any other amount necessary to compensate Lessor, for all the detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

     The "worth at the time of award" of the amounts referred to in (i) and (ii) above shall include interest at the maximum legal rate. The "worth at the time of award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Nothing in this paragraph shall affect the right of Lessor to indemnification for liability arising prior to the termination of the lease for personal injuries or property damage as provided in Article III hereof. Nothing herein provided shall affect Lessor's rights under Chapter 4 (commencing with Section 1159) of Title 3 of Part 3 of the Code of Civil Procedure relating to actions for unlawful detainer, forcible entry and forcible detainer.

     (g) Lessee assigns to Lessor all subrents and other sums falling due from subtenants, licensees, and concessionaires (herein called subtenants) during any period in which Lessor has the right under this lease, whether execised or not, to reenter the Premises for Lessee's default, and Lessee shall not have any rights to such sums during that period. This assignment is subject and subordinate to any and all assignments of the same subrents and any other sums made, before the default in question, to a Leasehold Mortgagee under any Leasehold Mortgage permitted by provisions of this lease relating to purchase or construction of improvements. Lessor may at Lessor's election reenter the Premises and improvements with or without process of law, without terminating this lease and either or both collect these sums or bring action for the recovery of the sums directly from such obligors. Lessor shall receive and collect all subrents and avails from reletting, applying them: First, to the payment of reasonable expenses (including attorney's fees or broker's commissions or both) paid or incurred by or on behalf of Lessor in recovering possession, placing the Premises and improvements in good condition, and repairing or altering the Premises or improvements for reletting; Second, to the reasonable expense of securing new Lessees; Third, to the fulfillment of Lessee's covenants to the end of the term; and Fourth, to Lessor's uses and purposes. Lessee Shall nevertheless pay to Lessor, on the due dates specified in this lease, the equivalent of all sums required of Lessee under this lease, plus Lessor's expenses, less the avails of the sums assigned and actually collected under this provision. Lessor may proceed to collect either the assigned sums or Lessee's balances or both, and any installment or installments of them, either before or after expiration of the Lease Term, but the period of limitation shall not begin to run on Lessee's payments until the due date of the final installment to which Lessor is entitled, nor shall it begin to run on payments of the assigned sums until the due date of the final installment due from the respective obligors.

     13.6. Notice of Lessor's Default; Lessee's Waiver
           -------------------------------------------

     Lessor shall not be considered to be in default under this lease unless (i) Lessee has given notice specifying the default and (ii) Lessor has failed for thirty (30) days to cure the default, if it is curable, or to institute and diligently pursue reasonable corrective or ameliorative acts for noncurable defaults. Lessee shall have the right of termination for Lessor's default only after notice to and consent by all Leasehold Mortgagees under Leasehold Mortgages then existing under provisions of this lease relating to purchase or construction of improvements.

     13.7  Lessee's Quitclaim
           ------------------

     Upon the expiration of the Lease Term or any sooner termination of this lease or upon the purchase of the Project by Lessor, Lessee agrees to execute, acknowledge and deliver to Lessor a proper instrument in recordable form, releasing and quitclaiming to Lessor all right, title and interest of Lessee in and to the Premises, the Project, and all improvements constructed thereon which are not removed by Lessee in accordance with provisions of this lease.

                                  ARTICLE XIV

                     LESSOR'S GENERAL PROTECTIVE PROVISIONS


     14.1. Lessor's Right of Entry and Inspection
           --------------------------------------

     Lessee shall permit Lessor or Lessor's agents, representatives or employees to enter upon the Premises for the purposes of inspecting, posting of notices of nonresponsibility, determining whether agreements in this lease are being complied with, maintaining, repairing or altering the land, for showing the Premises to prospective lessees, purchasers, mortgagees or beneficiaries under deeds of trust, extraction of minerals, road building necessary to support the above activities, and for all other uses to which the Premises may reasonably be put, provided that no such use shall interfere with Lessee's activities carried out pursuant to this lease.

     14.2. Lessor's Right to Cure Default
           ------------------------------

     In the event Lessee shall fail to pay and discharge or cause to be paid and discharged, when due and payable, any tax, assessment, or other charge upon or in connection with the Premise, or any lien or claim for labor or material employed or used in, or any claim for damage arising out of, the construction, repair, restoration, replacement, maintenance and use of the Premises and the improvements thereon, or any judgment on any contested lien or claim thereof, or any insurance premium or expense in connection with the Premises and improvements thereon, or any claim, charge or demand which Lessee has agreed to pay or cause to be paid under the covenants and conditions of this lease, and if Lessee, after ten (10) days written notice from Lessor so to do, shall fail to pay and discharge the same, then Lessor may, at its option, pay any such tax, assessment, insurance expense, lien, claim, charge, or demand or settle or discharge any action therefor, or judgment thereon, and all costs, expenses and other sums incurred or paid by Lessor in connection with any of the foregoing shall be paid by Lessee to Lessor as additional rent and upon demand, together with interest thereon at the rate of ten percent (10%) per annurn from the date incurred or paid, and any default in such payment shall constitute a breach of the covenants and conditions of this lease. This provision shall apply equally to Lessee as if for purposes of this section Lessee were Lessor,

     4.3.  Accord and Satisfaction
           -----------------------

     No payment by Lessee or receipt by Lessor of a lesser amount than the rental shall be deemed to be other than on account of the rental, nor shall any endorsement or statement on any check or any letter accompanying any check or statement as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of the rental or pursue any other remedy provided for in this lease.

           Transfer by Lessor -- Release from Liability
           --------------------------------------------

     In the event Lessor shall sell or transfer the Premises or any part thereof, and as a part of such transaction shall assign its interest as Lessor in and to this lease, then from and after the effective date of such sale, assignment, or transfer, Lessor shall have no further liability under this lease to Lessee except as to matters of liability which shall have accrued and are unsatisfied as of such date, it being intended that the covenants and obligations contained in this lease on the part of Lessor shall be binding upon Lessor and its successors and assigns only during and in respect to their respective successive periods of ownership of the fee. Lessee shall, immediately upon written request from Lessor or any such assignee, execute and deliver to such assignee an instrument in proper form by which Lessee attorns to said assignee. This provision shall apply equally to Lessee as if for purposes of this section Lessee were Lessor.

           Reservation of Mineral Rights
           -----------------------------

           is reserved to Lessor the title and exclusive right to all of the minerals and mineral ores of every kind and character now known to exist or hereafter discovered upon, within or underlying said Premises, or that may be produced therefrom, including, without limiting the generality of the foregoing, all petroleum, oil, natural gas and other hydrocarbon substances and products derived therefrom and all geothermal steam or brines which may be produced or derived therefrom, together with the exclusive and perpetual right to use the surface to extract the same so long as such use does not interfere with Lessee's or its assignee's, transferee's, grantee's, or subtenants use of the Premises.

                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1. Conditions and Covenants
           ------------------------

     All of the provisions of this lease shall be deemed as running with the land, and construed to be "conditions" as well as "covenants" as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

     15.2. Waiver of Breach
           ----------------

     No failure by either Lessor or Lessee to insist upon the strict performance by the other of any covenant, agreement, term or condition of this lease or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this lease, but each and every covenant, condition, agreement, and term of this lease shall continue in full force and effect with respect to other then existing or subsequent breach.

     15.3. Time is of the Essence
           ----------------------

     Time is of the essence of this lease, and of each provision thereof.

     15.4. Computation of Time
           -------------------

     The time in which any act provided by this lease is to be done shall be computed by excluding the first day and including the last, unless the last day is a Saturday, Sunday or holiday, and then it is also excluded.

     15.5. Unavoidable Delay -- Force Majeure
           ----------------------------------

     If either party shall be delayed or prevented from the performance of any act required by this lease by reason of acts of God, strikes, lockouts, labor troubles, inability to secure materials, actions or inactions of any governmental agency, delays in obtaining Governmental Approvals, delays in obtaining transmission capacity allocation as described in paragraph 9.1(b), delays in the completion of the transmission facilities upgrade described in paragraph 9.1(b), or other cause, without fault and beyond the reasonable control of the party obligated (financial inability excepted) performance of such act shall be excused for the period of the delay; and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided, however, that nothing in this section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee except as may be expressly provided elsewhere in this lease.

     15.6. Successors in Interest
           ----------------------

     Each and all of the covenants, conditions and restrictions in this lease contained shall inure to the benefit of and shall be binding upon the successors in interest of Lessor, and, subject to the restriction of Article XII, the authorized encombrances, assigns, transferees, subtenants, licensees and other successors in interest of Lessee.

     15.7. Entire Agreement
           ----------------

     This lease contains the entire agreement of the parties with respect to the matters covered by this lease, and no other agreements, statement or promise made by any party, to any employee, officer, or agent of any party, which is not contained in this lease shall be binding or valid.

     15.8. Partial Invalidity
           ------------------

     If any term, covenant, condition or provision of this lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     15.9. Relationship of Parties
           -----------------------

     Nothing contained in this lease shall be deemed or construed by the parties or by any third person or court to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this lease nor any acts of the parties shall be deemed to create any relationship between Lessor and Lessee, other than the relationship of Lessor and Lessee.

     15.10. Interpretation and Definition
            -----------------------------

     The language in all parts of this lease shall in all cases be simply construed according to its fair meaning and not strictly for or against Lessor or Lessee. Unless otherwise provided in this lease, or unless the context otherwise requires, the following definitions and rules of construction shall apply to this lease,

     (a)  Number and Gender: In this lease the neuter gender includes the
          ------------------
feminine and masculine, and the singular number includes plural and the word "person" includes corporation, partnership, firm or association wherever the context so requires.

     (b)  Mandatory and Permissive: "Shall," "will, and "agree" are mandatory,
          -------------------------
"may" is permissive.

     (c)  Captions: Captions of the articles, sections and paragraphs of this
          ---------
lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this lease,

     (d)  Term Includes Extensions: All references to the term of this lease or
          -------------------------
the "Lease Term" shall include any extension of such term.

     (e)  Land and Premises: Premises shall exclude the Project and other
          ------------------
improvements to the land, unless the context requires otherwise.

     (f)  Parties: Parties shall include the Lessor and Lessee named in this
          --------
lease.

          Undertaking: Wherever reference is made in this lease to an engagement
          ------------
by Lessee to perform a certain undertaking it shall mean that as to that undertaking or engagement, that Lessee has covenanted for its performance, and the expression "Undertaking," "Undertakes," "Engages," or "Engagement" shall be so construed in each instance. Assignment: In any circumstance when an assignment of this lease is restricted by the terms of this lease, an assignment of this lease includes, but is not limited to, a transfer of fifty-one percent (51%) or more of the stock of the Lessee corporation, if the holder of the Lessee's interest in this lease be a corporation, or a transfer of fifty-one percent (51%) or more of the interest in the Lessee partnership if the holder of the Lessee's interest in this lease be a partnership, but any such transfer consequent upon the death of a stockholder or partner or resulting from a gift by a stockholder or partner to the immediate members of his family shall not be deemed a transfer within the meaning of the foregoing.

     15.11. Attorney's Fees
            ---------------

     In the event either Lessor or Lessee shall bring any action, or proceeding against the other for damages for an alleged breach of any provision of this lease, to recover rents, or to enforce, protect, or establish any right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding reasonable attorney's fees and court costs.

     15.12. Interest
            --------

     Unless otherwise specified, any sum accruing to Lessor to Lessee under the provisions of this lease which shall not be paid when due shall bear interest at the rate of ten percent (10%) per annum from the date of written notice specifying such nonpayment is served on the defaulting party, until paid.

     15.13. Modification
            ------------

          lease is not subject to modification except in writing signed by both parties hereto.

     15.14. Notices
            -------

          Notice to Lessor:
          ----------------

     All notices, demands or requests from Lessee to Lessor shall be given to Lessor at:

                1500 Warburton Avenue
                Santa Clara, CA. 93050
                Attention: City Clerk

     (b)  Notice to Lessee:
          ----------------

     All notices, demands or requests from Lessor to Lessee shall be given to
     ------------------------------------------------------------------------
Lessee at:
----------

                               Zond Systems, Inc.
                             112 South Curry Street
                              Tehachapi, CA 93561

     (c) Change of Address:
         -----------------

     Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this section.

     (d) Multiple Parties:
         -----------------

     If more than one Lessor or Lessee is named in this lease, service of any notice on any of the Lessees or Lessors shall be deemed service on all the Lessees or Lessors, respectively.

     15.15. Use of Discretion.
            ------------------

     Whenever in this lease, Lessor or Lessee are to exercise discretion under the terms of this lease or to grant approvals, discretion shall be exercised reasonably and at the party's approval, shall not be unreasonably withheld, conditioned or delayed.

                                  ARTICLE XVI

                                  ARBITRATION

     16.1. Code of Civil Procedure
           -----------------------

     If any controversy shall arise between the parties with respect to any other matters set forth in this lease and such dispute shall not be resolved by the parties within thirty (30) days after either of the parties shall notify the other of its desire to arbitrate the dispute, the dispute shall be settled by arbitration in accordance with the provisions of Part 3, Title 9 of the Code of Civil Procedure of California, including the provisions of Section 1283.05, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitration shall be by a panel of three (3) arbitrators, one of whom must be an attorney at law actively engaged in the practice of his or her profession for at least ten (10) years. The arbitrators shall have no power to modify any of the provisions hereof and their jurisdiction is limited accordingly. Each party hereby consents to the entry of judgment by any court having jurisdiction in accordance with the decision of the arbitration panel. No change in the rules of arbitration which would deprive a party of the right to be represented by counsel, to present evidence, or to cross-examine witnesses presented by the other party shall be effective in anv arbitration proceeding arising out this agreement. Any arbitration provided for herein shall be conducted in the County of Santa Clara. Notwithstanding anything set forth herein to the contrary, the parties agree that Lessor shall have the right to institute unlawful detainer proceedings as provided for in Chapter 4 (commencing with Section 1159) of Title 3 of Part 3 of the Code of Civil Procedure, in the event of the occurrence of any event of default listed in
Section 13.1 hereof which is not cured, subject to the rights of any Leasehold Mortgagee contained in Article XII.

                                  ARTICLE XVII

              EXECUTION, RECORDING AND INCORPORATION BY REFERENCE

     17.1. Recording
           ---------

     Neither party shall record this lease without the written consent of the other party; however, upon the request of either party, the other party shall join in the execution of a memorandum or "short form" of this lease for the purpose of recordation. The memorandum of short form shall describe the parties, the Premises and the term of this lease and shall incorporate this lease by reference.

     17.2. Counterparts
           ------------

     This lease, consisting of fifty-six (56) pages, plus Exhibits 1 and 2, plus Appendices "A" and "B", has been executed by the parties in separate counterparts, each of which shall be deemed to be an original copy.

           THE PARTIES TO THIS AGREEMENT hereby indicate their acknowledgment and acceptance of the terms and conditions stated herein as evidenced by the following signatures of their duly authorized representatives. It is the intent of the parties that this AGREEMENT shall become effective as of the day and year first indicated above.

APPROVED AS TO FORM:                       CITY OF SANTA CLARA, a Municipal
                                           Corporation


/s/ Roland D. Pfeifer                       By:  /s/ William A. Gissler
----------------------------                   -----------------------------
ROLAND D. PFEIFER                           WILLIAM S. GISSLER
Assistant City Attorney                     Mayor


                                            By:  /s/ D. R. Von Raesfeld
                                               -----------------------------
                                            D.R. VON RAESFELD        10/29/85
                                            City Manager

ATTEST:                                     Address:

/s/ J.E. Boccignone                         1500 Warburton Avenue
----------------------------
J.E. BOCCIGNONE                             Santa Clara, CA  95050
City Clerk                                  Telephone:  (408) 984-3161

                                            ZOND SYSTEMS, INC., A California
                                            Corporation
APPROVED AS TO FORM:

                                            By: /s/ Albert K. Davies
                                               -----------------------------
/s/ Craig A. Anderson
-----------------------------
CRAIG A. ANDERSON                           Address:
Sr. Vice President and Legal Counsel
                                            112 South Curry Street
                                            Tehachapi, CA 93561
                                            Telephone: (805) 822-6835

                                            "LESSEE"

                                   APPENDIX A

                APPROVED WIND ENERGY CONVERSION SYSTEMS, (WECS)

The following is an alphabetical list of wind energy conversion systems which are acceptable for the Project:

    Carter Wind system, Inc. - Model 225
    DAF Indal Ltd. Series 6400 - 500 kw WTC's
    Danish Wind Technology A/S - Windane 31's
    FloWind corp. - FloWind 170 and 300 VAWT's
    Westinghouse Electric Corp. WWG - 0500 SCS WTG's
    Vestas Energy A/S - Model V17

Inclusive of these systems are their perspective manufacturers 90% availability guarantees and five (5) year operation and maintenance warranties.

                                   APPENDIX B

                                  BUYOUT TERMS

     The purchase price for the Project shall be as set forth in the following table:

     Calendar Year in Which
      Option is Exercised                 Option Amount
     ----------------------               -------------

            1998                           $21,586,000
            1999                           $20,315,000
            2000                           $18,633,000
            2001                           $16,693,000
            2002                           $14,245,000
            2003                           $10,823,000
            2004                            $6,184,000
            2005                            $2,500,000

The amount so determined shall be paid to Lessee within ninety (90) days following the Purchase Date; provided however, that there shall be deducted from said amount the amount of any unpaid Percentage Rent payable pursuant to paragraph 4.2, and such other rent that remains unpaid to said Purchase Date.

                                   EXHIBIT I

                                   "PREMISES"

The land described in that Deed from Sylvain T. Rooney, et.al., to the City of Santa Clara dated January 5, 1983 and recorded as Instrument No. 83-010601 in Alameda County Official Records on January 20, 1983 and referred herein is described as follows:

All that real property in the County of Alameda, State of California, described as follows:

PARCEL 1:

     The south one-half of section 21, township 2 south, range 3 east, Mount Diablo Base and Meridian, according to the official plat of said land filed in the District Land Office.

     Excepting therefrom the past, present and future interest reserved by the Central Pacific Railroad Company in the grant deed recorded November 19, 1883 in Book 261 of Deeds, Page 184, Series No. 5-7019, Alameda County Records.

     Also excepting therefrom that portion described in the deed to the Western Pacific Railway Company, a California corporation, recorded December 7, 1905, in Book 1076 of Deeds, Page 406, Series No. L-1500, Alameda County Records.

          excepting therefrom that portion described in the deed to R. H. Sherman, recorded July 8, 1907, in Book 1390 of Deeds, Page 64, Series No. L-69077, Alameda County Records.

          excepting therefrom that portion described in the deed to the County of Alameda, recorded January 4, 1915, in Book 2311 of Deeds, Page 109, Series No. P-83238, Alameda County Records.

PARCEL 2:

     A non-exclusive easement and right of way on, over, under and across the following described real property for use as a roadway for vehicles of all kinds, pedestrians and animals, for water, gas, oil and sewer pipe lines, and for telephone, electric light and power lines, together with all necessary poles or conduits to carry said lines, to wit:

     A strip of land 30 feet wide, the center line of which is described as follows:

     Beginning at a point on the westerly line of those lands conveyed to Roberta I. Haugh, by Decree-of Partial Distribution, dated September 30, 1949, recorded in Book 5901 of official records of Alameda County at Page 37 thereof, Series No. AD/66898, said point being on the section line between Section 20 and 21, T.2S., R.3 E., M.D.B.6M., south 456 feet from the apparent northwest corner of the southwest quarter of said section 21 as said corner is defined by the fence corner, thence north 41 degrees 26 minutes west 492.7 feet to the southeasterly right of way line of County Road No. 818, also known as Altamont Pass Road, being a portion of the southeast quarter of Section 20, Township 2 south, Range 3 east, Mount Diablo Base and Meridian.

PARCEL 3:

     The north one half of Section 28, Township 2 south, Range 3 east, Mount Diablo Base and Meridian, according to the official plat of said land filed in the District Land Office.

     Assessor's Parcel Nos. 099B-6275-002-01 (affects portion of parcel 1), 099B-6275-002-02 (affects portion of parcel 1), 099B-6275-002-03, (affects remainder of parcel 1), 099B-6500-001 (affects parcel 3)

     [MAP : CITY OF SANTA CLARA CITY LAND - LEASE AREA ROONEY PROPERTY]


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